UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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Park Electrochemical Corp.

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PARK ELECTROCHEMICAL CORP.

48 South Service Road
Melville, New York 11747

Notice of Annual Meeting of Shareholders

July 20, 2010

The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the “Company”) will be held at the offices of the Company, 48 South Service Road, Melville, New York on July 20, 2010 at 11:00 o’clock A.M., New York time, for the purpose of considering and acting upon the following:

1.	The election of five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2011.
3.	The transaction of such other business as may properly come before the meeting.

Only holders of record of Common Stock at the close of business on May 28, 2010 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
Stephen E. Gilhuley
Executive Vice President,
Secretary and General Counsel

Dated: June 21, 2010

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PARK ELECTROCHEMICAL CORP.

48 South Service Road
Melville, New York 11747

P R O X Y  S T A T E M E N T

Annual Meeting of Shareholders

July 20, 2010

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Park Electrochemical Corp. (the “Company”) of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 20, 2010, and any adjournment or postponement thereof (the “Meeting”). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 21, 2010 to all shareholders of record as of the close of business on May 28, 2010.

Driving directions can be obtained from the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, NY 11747 or sgilhuley@parkelectro.com or jcamella@parkelectro.com or (631) 465-3618.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders to be held on July 20, 2010:

This Proxy Statement for the 2010 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended February 28, 2010 are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders”.

VOTING SECURITIES

As of May 28, 2010, the outstanding voting securities of the Company consisted of 20,631,133 shares of Common Stock, par value $.10 per share, of the Company (the “Common Stock”), each of which is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum.

As of May 28, 2010, all executive officers and directors of the Company and nominees as a group (9 persons) beneficially owned an aggregate of 540,900 shares of Common Stock (including options to purchase an aggregate of 393,175 shares), constituting approximately 2.6% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth information as of May 28, 2010 with respect to each person (including any “group” of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	2,059,332(a)	10.0%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,621,172(b)	7.9%
Jerry Shore
19 Valley Road Port Washington, NY 11050	1,611,343(c)	7.8%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	1,466,505(d)	7.1%

(a)	Royce & Associates, LLC, a registered investment adviser, holds sole dispositive power and sole voting power over all of such shares, based on an amendment to its Schedule 13G filed on February 4, 2010 under the Exchange Act, which represented approximately 10.0% of the outstanding shares of the Company’s Common Stock as of May 28, 2010.
(b)	BlackRock, Inc., a parent holding company, holds sole voting power and sole dispositive power over all of such shares, based on its Schedule 13G filed on January 29, 2010 under the Exchange Act, which represented approximately 7.9% of the outstanding shares of the Company’s Common Stock as of May 28, 2010. Such shares include shares previously owned by Barclays Global Investors, NA and affiliates, which entities were acquired by BlackRock, Inc.
(c)	Includes 168,615 shares owned by a member of Jerry Shore’s family, of which he disclaims beneficial ownership, and 35,129 shares owned by a foundation, of which he disclaims beneficial ownership.
(d)	Third Avenue Management LLC, an investment advisor, holds sole voting power and sole dispositive power over all of such shares, based on an amendment to its Schedule 13G filed on February 16, 2010 under the Exchange Act, which represented approximately 7.1% of the outstanding shares of the Company’s Common Stock as of May 28, 2010.

Ownership of Directors and Executive Officers

The following table sets forth information as of May 28, 2010 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and nominee, by each current executive officer of the Company who is identified in the “Summary Compensation Table” elsewhere in this Proxy Statement and by all directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Dale Blanchfield	15,000	(a)	*
Lloyd Frank	34,000	(b)	*
Emily J. Groehl	9
Brian E. Shore	320,972	(c)	1.5%
Steven T. Warshaw	15,000	(d)	*
P. Matthew Farabaugh	6,256		*
Stephen E. Gilhuley	82,201	(f)	*
Anthony W. DiGaudio	26,050	(g)	*
Margaret M. Kendrick	41,403	(h)	*
All directors, nominees and executive officers as a group (9 persons)	540,900	(i)	2.6%

*	Less than 1%
(a)	Consists of shares which Mr. Blanchfield may acquire pursuant to options.
(b)	Includes 27,000 shares which Mr. Frank may acquire pursuant to options and 3,000 shares owned by a member of Mr. Frank’s family, of which he disclaims beneficial ownership.
(c)	Includes 192,500 shares which Mr. Shore may acquire pursuant to options.
(d)	Consists of shares which Mr. Warshaw may acquire pursuant to options.
(e)	Includes 2,625 shares which Mr. Farabaugh may acquire pursuant to options.
(f)	Includes 77,500 shares which Mr. Gilhuley may acquire pursuant to options.
(g)	Consists of shares which Mr. DiGaudio may acquire pursuant to options.
(h)	Includes 37,500 shares which Ms. Kendrick may acquire pursuant to options.
(i)	Consists of 147,725 shares owned by directors, nominees and executive officers and 393,175 shares issuable to directors, nominees and executive officers upon exercise of options that are exercisable as of May 28, 2010 or become exercisable within 60 days thereafter.

ELECTION OF DIRECTORS

The Board to be elected at the Meeting consists of five members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. If any of the nominees does not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The five nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected, and abstentions and broker non-votes will have no effect on the outcome of the vote. Each of the nominees is presently a member of the Board. As previously reported by the Company, on May 11, 2010, the Board voted to increase the size of the Board from four to five directors and elected Ms. Emily J. Groehl as a director to fill the newly-created vacancy.

Name	Positions with the Company	Age	Director Since
Dale Blanchfield	Director	72	2004
Lloyd Frank	Director	84	1985
Emily J. Groehl	Director	63	2010
Brian E. Shore	Director, Chairman of the Board, President and Chief Executive Officer	58	1983
Steven T. Warshaw	Director	61	2004

Directors’ Principal Occupations, Business Experience, Qualifications and Directorships

Dale E. Blanchfield has been a director of the Company since 2004. Mr. Blanchfield worked in leadership positions in the U.S. printed circuit board industry continuously from 1958 until his retirement in 2003. From 1990 to 2003, Mr. Blanchfield was President of the Electronics Division of The Bureau of Engraving Inc., a manufacturer of specialized, high-volume, high layer count printed circuit boards, located in Minneapolis, Minnesota. During his career, Mr. Blanchfield has traveled extensively internationally and established a number of manufacturing partnerships, on behalf of The Bureau of Engraving, with companies in Singapore, Taiwan and China. Mr. Blanchfield was a director of The Bureau of Engraving Inc. from 2003 to December 2009. Mr. Blanchfield’s extensive experience in the electronics industry allows him to provide the Board and the Company with insight into the electronics industry, in which the Company sells its printed circuit materials products.

Lloyd Frank has been a director of the Company since 1985. Mr. Frank has been Of Counsel from April 1, 2005 to January 1, 2010 and Senior Counsel since January 1, 2010 in the Troutman Sanders LLP law firm in New York City and Of Counsel from January 2004 to March 31, 2005 and a Partner for many years prior thereto in the Jenkens & Gilchrist Parker Chapin LLP law firm in New York City and its predecessor law firms, Parker Chapin LLP and Parker Chapin Flattau & Klimpl. Mr. Frank has served as a director of EnviroStar, Inc. and its predecessors from 1977 to the present and Volt Information Sciences, Inc. from 2002 to the present. Mr. Frank’s legal experience enables him to provide perspective with regard to the Company’s legal and compliance matters, and his board service with numerous other companies provides public company board experience.

Emily J. Groehl was elected as a director by the Board on May 11, 2010. Ms. Groehl retired as Senior Vice President, Sales and Marketing of the Company in June 2005 after 20 years of service to the Company. Ms. Groehl served as Senior Vice President, Sales and Marketing of the Company from May 1999 until her retirement. From June 1985, when Ms. Groehl joined the Company, until May 1999, she held a number of positions of increasing responsibility within the Company. Prior to joining the Company, Ms. Groehl had been National Sales Manager of Polyclad Laminates, Inc. from 1980 to 1985, after beginning her career in the printed circuit materials industry in 1969 with Atlantic Laminates, and continuing with Oak Industries, which acquired Atlantic Laminates, until 1980. Ms. Groehl’s background with the Company and extensive experience in the global electronics industry, where 87% of the Company’s total net sales worldwide were realized in both the 2010 and 2009 fiscal years, will enable her to provide the Board and the Company with insight into that industry and to offer valuable perspectives on the Company’s operations and culture and corporate planning and budgeting and on its marketing and sales efforts and programs.

Brian E. Shore has been a director of the Company since 1983, President and Chief Executive Officer since 1996 and Chairman of the Board since July 2004. Mr. Shore has been with the Company since 1988. As the Company’s Chief Executive Officer, Mr. Shore brings to the Board significant senior leadership and financial, business and industry experience. As Chief Executive Officer, Mr. Shore has direct responsibility for the Company’s strategy and operations. Mr. Shore has significant executive experience with the strategic, financial, and operational requirements of the Company and extensive and intimate knowledge of the Company and its operations, personnel and financial resources.

Mr. Shore brings tremendous knowledge of the Company and the global electronics and aerospace industries to the Board. In addition, he brings his broad strategic vision for the Company to the Board. Mr. Shore’s service as the Chairman of the Board and the Chief Executive Officer of the Company creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the Company’s business. In addition, having the Chief Executive Officer, and Mr. Shore in particular, on the Board provides the Company with ethical, decisive and effective leadership.

Steven T. Warshaw has been a director of the Company since 2004. Mr. Warshaw was Chairman of the Board, President and Chief Executive Officer of M Cubed Technologies, Inc., a manufacturer of ceramic materials for semiconductor equipment and armor applications, in Monroe, Connecticut from July 2002 to October 2005 and President, Hexcel Schwebel Division, Hexcel Corporation, a supplier of specialized fabrics for reinforcement of laminates used in printed circuit boards and in commercial aerospace, recreation and other industrial applications, Anderson, South Carolina, from April 2000 to November 2001. Hexcel Schwebel was and is a supplier of raw materials to the Company. Prior to 2000, Mr. Warshaw was Senior Vice President, World Wide Sales and Marketing, Photronics, Inc., a manufacturer of photomasks used to transfer circuit patterns onto semi-conductor wafers, Brookfield, Connecticut, from February 1999 to April 2000 and President, Olin Microelectronic Materials, a supplier of advanced chemicals and related products, Norwalk, Connecticut, from January 1996 to January 1999. Prior to 1996, Mr. Warshaw worked in numerous financial and management leadership positions with Olin Corporation (including Vice President, Strategic Development and Finance of Olin Chemicals Group, Vice President and General Manager of Olin Performance Urethanes, and President of Olin CIBA-Geigy (OCG) Microelectronic Materials). After his election as a director of the Company in 2004, the Board determined that Mr. Warshaw was an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Mr. Warshaw has been a director of NN, Inc. from 1997 to the present. Mr. Warshaw has extensive experience with corporate management, financial and accounting matters, evaluating financial results and overseeing the financial reporting process of a publicly owned corporation. In addition, his experience with Hexcel Corporation enables him to provide the Board and the Company with insight into the electronics and aerospace industries into which the Company sells its products.

There are no family relationships among any of the nominees named above or among any of such persons and any of the other executive officers of the Company.

The Company was not during the 2010 fiscal year, and is not, engaged in any transaction with Dale Blanchfield, Lloyd Frank, Emily J. Groehl or Steven T. Warshaw, except Ms. Groehl provided consulting services to the Company for which the Company paid consulting fees to Ms. Groehl, as described below under “Director Independence”.

Director Independence

The Board has determined that the following current directors and/or nominees have no material relationships with the Company and are “independent” as required by and as defined in the director independence standards of the New York Stock Exchange: Dale Blanchfield, Lloyd Frank, Emily Groehl and Steven T. Warshaw. In determining that Ms. Groehl is “independent”, the Board considered the fact that she provided consulting services to the Company during the Company’s last two fiscal years for which the Company paid consulting fees to Ms. Groehl in the amounts of $2,740 and $18,150 during the 2009 and 2010 fiscal years, respectively. Brian E. Shore does not satisfy such independence standards because he is an employee of the Company.

Board Committees

The Company’s Audit Committee currently consists of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The Board of Directors has determined that Mr. Warshaw is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission and that each of Messrs. Blanchfield, Frank and Warshaw is “independent” as required by and as defined in the audit committee independence standards of the Securities and Exchange Commission and of the New York Stock Exchange. The duties and responsibilities of the Audit Committee are set forth in a written charter of such Committee, first adopted by the Board in July 2000 and subsequently amended and restated in May 2004, and are described elsewhere in this Proxy

Statement under the caption “Other Matters — Audit Committee Report”. The Audit Committee also issues the Audit Committee Report required to be included in the Company’s Proxy Statement by rules of the Securities and Exchange Commission. The Audit Committee Report for the Company’s 2010 fiscal year is set forth elsewhere in this Proxy Statement under the caption “Other Matters — Audit Committee Report”.

The Company has a Compensation Committee and a Stock Option Committee each consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The functions of the Compensation and Stock Option Committees are set forth in written charters of such Committees adopted by the Board, and such functions are described elsewhere in this Proxy Statement under the caption “Executive Compensation — Compensation Discussion and Analysis — Board Process”.

The Company has a Nominating Committee consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The functions of the Nominating Committee, which are to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board and to oversee the evaluation of the Board and the Company’s management, are set forth in a written charter of such Committee adopted by the Board. The Nominating Committee recommended Ms. Groehl to the Board for election as a director; and, as previously reported by the Company, on May 11, 2010, the Board voted to increase the size of the Board from four to five directors and elected Ms. Emily J. Groehl as a director to fill the newly-created vacancy. Ms. Groehl was recommended for consideration as a director by the Company’s Chief Executive Officer. The Nominating Committee recommended to the Board, and the Board nominated, Dale Blanchfield, Lloyd Frank, Emily J. Groehl, Brian E. Shore and Steven T. Warshaw as nominees for election as directors at the Meeting.

The Company has a Corporate Governance Committee consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The functions of the Corporate Governance Committee, which are to advise the Board of Directors with respect to Board composition, procedures and committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company, are set forth in a written charter of such Committee adopted by the Board.

Each member of the Compensation, Stock Option, Nominating and Corporate Governance Committees is “independent” as required by and as defined in the director independence standards of the New York Stock Exchange.

The charters of the Audit, Compensation, Stock Option, Nominating and Corporate Governance Committees are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes” as required by rules of the New York Stock Exchange. In addition, the charters of such Committees are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747.

During the Company’s last fiscal year, the Board met six times and authorized action by unanimous written consent on four occasions, the Audit Committee met twelve times, the Compensation Committee met once, the Stock Option Committee met twice and authorized action by unanimous written consent once, the Nominating Committee met twice, the Corporate Governance Committee met once, and the non-management directors met in executive session without management twice. At each meeting of the non-management directors, a non-management director designated by the non-management directors on the Board presides. Each of the directors attended all of the meetings held by the Board and each committee thereof of which he was a member during the Company’s last fiscal year.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management. “Risk” is inherent in business, and the Board seeks to understand and advise on risk in conjunction with the activities of the Board and the Board’s committees. Management of the Company is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide periodic briefings on the significant voluntary and involuntary risks that the Company faces and how the Company is seeking to manage risk. In some cases, as with risks of new technology and risks related to product acceptance, risk oversight is addressed as part of the Board’s oversight of business and strategic developments. In other cases, a Board committee is responsible for oversight of specific risk topics. The Audit Committee oversees issues related to internal control over financial reporting, the Compensation Committee reviews risks that may be implicated by the Company’s compensation programs, as discussed below, and the Corporate Governance Committee oversees risks related to governance policies and practices. The Board and Board committees generally discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activities of the Company. In addition, the Board receives presentations during the year from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chief Executive Officer addresses matters of particular importance or concern, including any significant areas of risk requiring Board attention. The Board believes that the practices described above and the current leadership structure facilitate effective Board oversight of the Company’s significant risks.

Risk Assessment in Compensation Programs

The Board has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Brian E. Shore has served as the Company’s Chairman of the Board and Chief Executive Officer since 2004. The Board believes that having a combined Chairman of the Board and Chief Executive Officer and independent members of the Board, without a lead director, provides the best board leadership structure for the Company. This structure, together with the Company’s other corporate governance practices, provides independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Shore proposes strategic priorities to the Board, communicates its guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives. The Board has determined that this leadership structure is optimal for the Company because it provides the Company with strong and consistent leadership. Given the current regulatory and market environments, the Board believes that having one leader serving as both the Chairman of the Board and Chief Executive Officer provides decisive and effective leadership.

Annual Meeting Attendance

It is the Company’s policy that all directors are invited to and encouraged to attend Annual Meetings of Shareholders, and all members of the Board of Directors attended the Annual Meeting of Shareholders held on July 21, 2009.

Director Compensation

Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $17,000 per annum for services as a director; each member of the Audit Committee, other than the Chairman of the Committee, receives a fee of $2,000 per annum for services as a member of such Committee, and the Chairman of the Audit Committee receives a fee of $4,000 per annum for services as Chairman of such Committee; each member of the Compensation Committee of the Board of Directors receives a fee of $2,000 per annum for services as a member of such Committee; and each Director and each Committee member is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company and of Committees of the Board of Directors of the Company.

On October 14, 2009, Messrs. Blanchfield, Frank and Warshaw each received a non-qualified stock option for 3,000 shares of Common Stock at an exercise price of $24.94 per share under the Company’s 2002 Stock Option Plan. Each of these options expires on October 14, 2019, and each is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. In the event that the service of an optionee as a director of the Company is terminated during the term of the option, the option may be exercised by the optionee, to the extent the optionee was entitled to do so on the date of such termination, until (1) one year following the director’s ceasing to serve as a director of the Company on account of disability, (2) six months following the director’s ceasing to serve as a director of the Company on account of death, or (3) three months following the director’s ceasing to be a director for any other reason, but in no event after the date on which the option would otherwise expire; provided, however, if the director is removed as a director for cause or ceases to be a director without the Company’s consent, the option will terminate immediately.

The following table shows all the compensation paid by the Company for the most recent fiscal year, March 2, 2009 to February 28, 2010, for each of the directors of the Company, other than Emily J. Groehl and Brian E. Shore. Ms. Groehl did not receive any compensation as a director during the most recent fiscal year because she was elected a director after the end of such year. Mr. Shore did not receive any compensation in his capacity as a director. Mr. Shore’s compensation is set forth elsewhere in this Proxy Statement under the caption “Executive Compensation — Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Dale Blanchfield	$21,000	$24,150	$45,150
Lloyd Frank	23,000	24,150	47,150
Steven T. Warshaw	21,000	24,150	45,150

(a)	The amounts in this column are the grant date fair values of stock options granted to each of the named directors during the 2010 fiscal year, estimated at the date of grant using the Black-Scholes option-pricing model with the assumptions described in Note 8 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended February 28, 2010 filed with the Securities and Exchange Commission (disregarding estimates of forfeitures for service-based vesting). These amounts do not correspond to the actual value that will be realized by the named directors if and when they exercise the options. At February 28, 2010, the end of the Company’s last fiscal year, Mr. Blanchfield held 22,500 outstanding stock options, Mr. Frank held 34,500 outstanding stock options, and Mr. Warshaw held 22,500 outstanding stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General.  The Company’s compensation of its executive officers is composed of annual base salary, annual discretionary cash bonus, annual stock option grant and the profit sharing portion of the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan (the “Profit Sharing Plan”). The Company does not have employment agreements or employment termination or severance agreements or change-of-control agreements with any of its executive officers or any of its other employees. The Compensation Committee of the Board fully supports and endorses this compensation structure, which is designed to provide fair current income to the Company’s officers, a discretionary cash award for individual and enterprise performance, equity participation in the Company’s long-term performance as assessed by the capital markets in which the Company’s common stock is traded and participation in the Company’s profits through discretionary awards to the Profit Sharing Plan.

The Company’s compensation of its executive officers is intended to be competitive with the compensation of executive officers at comparable companies, except for the compensation of the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year, except for bonuses for the 2008 and 2009 fiscal years, which he donated to charity. (The Chief Executive Officer has declined to accept the Committee’s offers of bonuses and salary increases despite the facts that the Company has generated significant amounts of earnings and has paid significant amounts of dividends to its shareholders during the past ten years.) However, it is difficult for the Company to ascertain meaningful comparisons because the Company has few, if any, peer-group companies which disclose compensation information since most of its competitors are privately owned or are divisions or business units or subsidiaries of larger publicly owned companies which do not disclose compensation information about the officers of such divisions, business units or subsidiaries. The Company’s compensation of its senior management is also intended to align management’s incentives with the long-term interests of the Company’s shareholders and to be fair and equitable to the individual and to the Company’s employees and shareholders.

The Compensation Committee determines specific amounts of salary increases, if any, bonuses, if any, and stock option awards, if any, based generally on the Chief Executive Officer’s and the Committee’s subjective view of the overall performance of each individual, any changes in functional responsibility, promotions, the significance of the individual’s position to the Company, the individual’s experience and expertise, information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company and the Company’s overall results of operations.

The Compensation Committee does not consider specific items of corporate or individual performance, other than the Company’s overall results of operations, in setting compensation policies and making compensation decisions. Consequently, specific forms of compensation are not structured and implemented to reflect any specific performance items. In addition, there are no target levels with respect to certain performance-related factors, and the Committee does not utilize or consider any pre-determined or other objective criteria.

The Company and the Compensation Committee informally gather information as to compensation levels of other companies in the same geographic location as the Company, but the Company does not engage in benchmarking total compensation or any element of compensation. The Company’s conduct in informally gathering information is not an active or organized process. It consists primarily of the Committee members’ and the Chief Executive Officer’s receipt of anecdotal information, proxy statements of other companies, which they receive because of their personal investments or otherwise, and information in newspapers, magazines and other publications. The Committee and the Chief Executive Officer consider this information in an informal way to assist them in understanding the state of the market for executive talent generally and in their deliberations and efforts to provide fair and equitable compensation to the Company’s executive officers and other employees.

The amounts of compensation awarded for each element of the Company’s compensation program (i.e., salary increases, bonuses and stock options) are subjective and not based on any formula or any pre-determined or other objective criteria. The Compensation Committee’s subjective assessments of the Company’s “overall” results of operations include the Company’s gross operating margins, operating income and net income. The Committee’s assessment of an executive’s “overall” performance may include such performance factors as leadership qualities, intensity of efforts, cost containment efforts and the success of product promotions. These qualitative inputs are not translated into objective pay determinations for the amounts of salary increases, bonuses or stock option grants.

Base Salaries.  Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company, except the salary of the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a salary increase each year since the Company’s 2001 fiscal year. The Compensation Committee reviews the salary of each executive officer annually and makes adjustments as appropriate, taking into account the recommendations of the Chief Executive Officer.

The Compensation Committee generally provides annual increases in base salaries to compensate for general inflation and cost-of-living increases and occasional, special increases as a result of changes in functional responsibility, promotions, extraordinary efforts, or special accomplishments and the other factors described elsewhere in this “Compensation Discussion and Analysis”.

Discretionary Annual Bonuses.  Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company’s overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness, except the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a bonus each year since the Company’s 2001 fiscal year, except for bonuses for the 2008 and 2009 fiscal years, which he donated to charity.

The amounts of bonuses are based on the Chief Executive Officer’s subjective assessments of the individual’s overall performance and the other factors described elsewhere in this “Compensation Discussion and Analysis” and his recommendations to the Compensation Committee, which the Committee then reviews with the Chief Executive Officer.

Equity Compensation.  The only form of equity compensation that the Company has awarded consists of incentive stock options and non-qualified stock options under the Company’s stock option plans.

The Stock Option Committee determines the number of options that it considers appropriate for each executive officer and other key employees of the Company. With the exception of significant promotions and significant new hires, the Stock Option Committee generally grants stock options under the Company’s Stock Option Plan once each year following the availability to the Stock Option Committee of the financial results of operations of the Company and its subsidiaries for the prior year, the business plans of the Company’s subsidiaries for the current fiscal year, the option grant recommendations of the presidents of the Company’s subsidiaries and the evaluation of such recommendations by the senior management of the Company and the recommendations of the Chief Executive Officer of the Company. The Stock Option Committee provides annual stock option grants based generally on the individual’s position in the Company, the individual’s salary level, the amounts of grants in the past and the total amount expected to be expensed by the Company in the fiscal year for stock option grants and on the Chief Executive Officer’s subjective view of the individual’s overall performance and the other factors described elsewhere in this “Compensation Discussion and Analysis” and his recommendations to the Committee, which the Committee then reviews with the Chief Executive Officer. In granting stock options, the Stock Option Committee generally does not consider the equity ownership levels of the recipients. The grants for the 2010 fiscal year were made on October 14, 2009. This timing was selected because it enabled the Committee to consider prior year performance by the Company and the potential recipients and the Company’s expectations and plans for the 2010 fiscal year. The Stock Option Committee has the sole authority to grant stock options and has not delegated any authority to grant stock options.

The Company has not had, and does not have, a program, plan or practice to select the dates of grants of stock options to executive officers or to any employee or director of the Company in coordination with the release of material non-public information. The Company does not plan to time, and it has not previously timed, its release of material non-public information for the purpose of affecting the value of executive compensation. In addition, the Company does not have a program, plan or practice of granting stock options and setting the exercise price or prices of such options based on the price of the Company’s Common Stock on a date other than the grant date. Pursuant to the terms of the Company’s 2002 Stock Option Plan, which was approved by shareholders of the Company at the Annual Meeting of Shareholders held on July 17, 2002, the purchase price of the Common Stock under each stock option granted by the Company is no less than the fair market value of the Common Stock at the time of grant, which, pursuant to the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted.

Severance Benefits.  The Company does not provide employment termination or severance agreements or change-of-control agreements for its employees and does not have a policy to provide specified severance benefits to employees whose employment is terminated by the Company.

Pension Benefits.  The Board decides annually the amount of the Company’s contribution to the Profit Sharing Plan, which is described elsewhere in this Proxy Statement under the caption “Executive Compensation — Summary Compensation Table”. The amount of such contribution is discretionary, but may not exceed 25% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company’s overall performance, the amounts contributed in prior years, the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting and recommendations from the Company’s Chief Executive Officer.

When the Company calculates overall compensation for its senior management, it considers the benefits expected to be received under the Profit Sharing Plan.

Perquisites and Other Benefits.  The only perquisites for senior managers are the provision of automobiles leased or owned by the Company to certain executive officers and other members of management.

Senior management also participates in the Company’s other employee benefit plans on the same terms as other employees. These plans include medical and dental insurance and life insurance.

Board Process.  The Compensation Committee of the Board approves all salary and bonus compensation and the Stock Option Committee of the Board approves all grants of stock options for executive officers. Executive officers include the Chief Executive Officer, the person performing the functions similar to those performed by a principal financial officer and the three other executive officers named in the “Summary Compensation Table” elsewhere in this Proxy Statement. The Compensation Committee and the Stock Option Committee review the performance and compensation of the Chief Executive Officer and, following discussions with him, establish his compensation level. As he has in the past since the Company’s 2001 fiscal year, the Chief Executive Officer, Brian E. Shore, declined to accept the Compensation Committee’s offer of a salary increase for the fiscal year ended February 28, 2010. For the remaining executive officers, the Chief Executive Officer makes recommendations to the Compensation Committee and to the Stock Option Committee. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board taking into account the recommendations of the Chief Executive Officer.

The Board, the Compensation Committee and the Stock Option Committee, as the case may be, use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

Section 162(m) of the Internal Revenue Code.  The Board and the Compensation Committee have reviewed the impact of Section 162(m) of the Code, which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the “Summary Compensation Table” elsewhere in this Proxy Statement. It is the Company’s policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company’s compensation plans and arrangements may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.

Summary Compensation Table

The following table shows all the compensation paid by the Company for the last three completed fiscal years for the Company’s Chief Executive Officer and the person performing the functions similar to those performed by a principal financial officer and the three other most highly compensated executive officers who were serving in such capacities at the end of the Company’s last completed fiscal year, which was February 28, 2010.

Name and Principal Position	Year (a)	Salary	Bonus (b)	Option Awards (c)	All Other Compensation (d),(e)	Total
Brian E. Shore Chairman of the Board, President and Chief Executive Officer	2010	$357,760	$—	$281,750	$—	$639,510
	2009	357,760	50,000	110,950	9,660	528,370
	2008	364,640	100,000	359,450	17,438	841,528
P. Matthew Farabaugh (f) Vice President and Controller	2010	154,999	—	24,150	—	179,149
	2009	154,999	10,000	7,925	6,930	179,854
	2008	62,596	10,000	41,560	-0-	114,156
Stephen E. Gilhuley Executive Vice President Secretary and General Counsel	2010	206,875	—	64,400	—	271,275
	2009	206,875	25,000	31,700	9,660	273,235
	2008	204,713	70,000	143,780	17,438	435,931
Anthony W. DiGaudio (g) Vice President of Marketing and Sales – Asia	2010	159,650	—	56,350	—	216,000
	2009	159,650	25,000	38,040	16,236	238,926
	2008	157,981	50,000	123,240	16,119	347,340
Margaret M. Kendrick (h) Vice President of Operations	2010	193,846	—	112,700	—	306,546
	2009	179,145	30,000	38,040	8,784	255,969
	2008	172,306	50,000	102,700	17,229	342,235

The salary amount for Mr. Shore for the 2010 and 2009 fiscal years is less than the salary amount for the 2008 fiscal year because the 2008 fiscal year consisted of 53 weeks while the 2010 and 2009 fiscal years consisted of 52 weeks. Mr. Shore has declined to accept the Compensation Committee’s offer of a salary increase and a bonus each year since the Company’s 2001 fiscal year, except for the bonuses for the 2008 and 2009 fiscal years, which he donated to charity.

(a)	Information is provided for the Company’s fiscal years ended February 28, 2010, March 1, 2009 and March 2, 2008.
(b)	The amounts of bonuses for the 2010 fiscal year have not yet been determined.
(c)	The amounts in this column are the grant date fair values of stock options granted to each of the named officers during such fiscal years, estimated at the date of grant using the Black-Scholes option-pricing model with the assumptions described in Note 8 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended February 28, 2010 filed with the Securities and Exchange Commission (disregarding estimates of forfeitures for service-based vesting). These amounts do not correspond to the actual value that will be realized by the named officers if and when they exercise the options.
(d)	Except with respect to Mr. DiGaudio (see note (g) below), consists solely of the amounts of the Company’s annual profit sharing contributions to the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan (the “Plan”) which were accrued for the accounts of the named executive officers for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company.

Substantially all full-time employees of the Company and its subsidiaries in the United States, including the Company’s executive officers, participate in the profit sharing portion of the Plan, which is intended to provide retirement benefits to such employees and which is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The amounts of profit sharing contributions, if any, by the Company and its subsidiaries to the accounts of participating employees are percentages of the eligible compensation of the participating employees up to a maximum amount of compensation for each employee established under the Code, which was $245,000 for the Company’s most recent fiscal year. The

Board decides annually the amount of the Company’s profit sharing contribution, which is discretionary, but may not exceed 25% of the total remuneration paid to eligible employees or such other amount as is allowed under the Code. Subject to this limit, the Board determines the amount to be contributed for each year based on the Company’s overall performance, the amounts contributed in prior years, the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting and recommendations from the Company’s Chief Executive Officer. The percentages of compensation contributed to the Plan may vary between the Company and each subsidiary, but the percentage must be the same for each participating employee of the Company or the subsidiary, as the case may be. The percentages of compensation to be contributed to the Plan for the 2010 fiscal year have not yet been determined.

Substantially all full-time employees of the Company’s subsidiaries in the United States are eligible to receive contributions by the subsidiaries to match the contributions of the employees to the 401(k) retirement savings portion of the Plan, with the maximum matching contribution being 3% of the compensation of the employees. However, employees of the Company are not eligible to receive such matching contributions, but it has been the Company’s practice to determine a gross annual profit sharing percentage of eligible compensation to be contributed by each subsidiary to the profit sharing portion of the Plan and to reduce such percentage by the average percentage of the compensation of such subsidiary’s employees that was contributed by such subsidiary as 401(k) retirement savings matching contributions. Consistent with this practice, to compensate employees of the Company for their ineligibility for matching contributions to the 401(k) retirement savings portion of the Plan, the Company approved profit sharing contributions in prior years for the named executive officers and for the other employees of the Company which were not reduced for any 401(k) retirement savings matching contributions, because such officers and other employees of the Company are not eligible to receive such matching contributions.

(e)	The Company provides no personal benefits to its executive officers other than automobiles for certain officers, the value of which is less than $10,000 per year and is not included in the Summary Compensation Table.
(f)	Mr. Farabaugh was appointed Vice President and Controller (the person performing the functions similar to those performed by a principal financial officer) effective October 8, 2007. He ceased to be the person performing the functions similar to those performed by a principal financial officer on March 24, 2010, when David R. Dahlquist was elected Vice President and Chief Financial Officer of the Company.
(g)	Mr. DiGaudio was appointed Vice President of Marketing in June 2006 in addition to the position of Vice President of Sales. Mr. DiGaudio assumed the new position of Vice President of Marketing and Sales — Asia in September 2009. The amount shown for Mr. DiGaudio under “All Other Compensation” for 2009 consists of $8,139 of expenses paid on his behalf by the Company in connection with his assignment to Singapore in May 2008 and the amount of the Company’s annual profit sharing contribution described in note (d) above.
(h)	Ms. Kendrick was appointed Vice President of Operations effective April 10, 2009.

Grants of Plan-Based Awards in 2010 Fiscal Year

During the last completed fiscal year, the only plan pursuant to which the Company granted awards of any kind to its executive officers was its 2002 Stock Option Plan. The 2002 Stock Option Plan has been approved by the Company’s stockholders and provides for the grant of stock options to directors and key employees of the Company. The Company’s 2002 Stock Option Plan provides for the grant of both options which qualify as incentive stock options under the Code and non-qualified stock options. All options granted under the 2002 Stock Option Plan have exercise prices equal to the market value of the underlying Common Stock of the Company on the dates of grant, which, in accordance with the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. Options granted under the Plan become exercisable 25% one year from the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant, and expire 10 years from the date of grant. The 2002 Stock Option Plan is administered by the Stock Option Committee.

The following table provides information with respect to options to purchase shares of Common Stock granted pursuant to the 2002 Stock Option Plan to the named executive officers during the Company’s last fiscal year. The table provides no information regarding non-equity incentive plan awards or equity incentive plan awards or stock awards because the Company does not have any non-equity or equity incentive plan and does not award stock to any of its executive officers or to any of its other employees.

Name	Grant Date (a)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (b)	Grant Date Closing Market Price (b)	Grant Date Fair Value of Option Awards (c)
Brian E. Shore	October 14, 2009	35,000	$24.94	$26.09	$281,750
P. Matthew Farabaugh	October 14, 2009	3,000	24.94	26.09	24,150
Stephen E. Gilhuley	October 14, 2009	8,000	24.94	26.09	64,400
Anthony W. DiGaudio	October 14, 2009	7,000	24.94	26.09	56,350
Margaret M. Kendrick	October 14, 2009	14,000	24.94	26.09	112,700

(a)	Grant date is the date on which stock options were granted to the named executive officers under the Company’s 2002 Stock Option Plan.
(b)	All options granted under the 2002 Stock Option Plan have exercise prices equal to the market value of the underlying Common Stock of the Company on the dates of grant, which, in accordance with the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. The reported closing price of the Common Stock on the New York Stock Exchange on October 14, 2009, the date of grant, was $26.09.
(c)	The value for options was estimated at the dates of grants using the Black-Scholes option-pricing model with the assumptions described in Note 8 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended February 28, 2010 filed with the Securities and Exchange Commission.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information regarding unexercised stock options held by the named executive officers as of the end of the Company’s last fiscal year. The table provides no information regarding equity incentive plan awards or stock awards because the Company does not have any equity incentive plan and does not award stock to any of its executive officers or to any of its other employees.

All stock options held by the named executive officers and by all other employees of the Company have been granted under the Company’s 1992 Stock Option Plan or 2002 Stock Option Plan. Both Stock Option Plans have been approved by the Company’s stockholders and provide for the grant of stock options to directors and key employees of the Company. All options granted under such Plans have exercise prices equal to the market value of the underlying common stock of the Company on the dates of grant which, in accordance with such Plans, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. Options granted under the Plans become exercisable 25% one year after the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant, and expire ten years after the date of grant. The authority to grant additional options under the 1992 Stock Option Plan expired on March 24, 2002.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date (b)
Brian E. Shore	5/22/00	75,000	0	$15.92	5/22/10
	7/19/01	40,000	0	23.60	7/19/11
	3/20/02	25,000	0	29.05	3/20/12
	7/24/03	20,000	0	19.95	7/24/13
	7/08/04	20,000	0	23.00	7/08/14
	8/24/05	35,000	0	24.56	8/24/15
	8/03/06	26,250	8,750	25.35	8/03/16
	8/15/07	17,500	17,500	30.28	8/15/17
	8/26/08	8,750	26,250	27.10	8/26/18
	10/14/09	0	35,000	24.94	10/14/19
P. Matthew Farabaugh	11/15/07	2,000	2,000	30.64	11/15/17
	8/26/08	625	1,875	27.10	8/26/18
	10/14/09	0	3,000	24.94	10/14/19
Stephen E. Gilhuley	5/22/00	4,406	0	15.92	5/22/10
	7/16/01	20,000	0	23.60	7/19/11
	3/20/02	10,000	0	29.05	3/20/12
	7/24/03	7,500	0	19.95	7/24/13
	7/08/04	7,500	0	23.00	7/08/14
	8/24/05	12,500	0	24.56	8/24/15
	8/03/06	10,500	3,500	25.35	8/03/16
	8/15/07	7,000	7,000	30.28	8/15/17
	8/26/08	2,500	7,500	27.10	8/26/18
	10/14/09	0	8,000	24.94	10/14/19
Anthony W. DiGaudio	7/24/03	300	0	19.95	7/24/13
	7/08/04	2,500	0	23.00	7/08/14
	8/24/05	6,000	0	24.56	8/24/15
	8/03/06	8,250	2,750	25.35	8/03/16
	8/15/07	6,000	6,000	30.28	8/15/17
	8/26/08	3,000	9,000	27.10	8/26/18
	10/14/09	0	7,000	24.94	10/14/19
Margaret M. Kendrick	5/22/00	1,500	0	15.92	5/22/10
	7/19/01	1,000	0	23.60	7/19/11
	3/20/02	1,000	0	29.05	3/20/12
	7/24/03	500	0	19.95	7/24/13
	1/21/04	10,000	0	29.17	1/21/14
	7/08/04	2,000	0	23.00	7/08/14
	8/24/05	7,500	0	24.56	8/24/15
	8/03/06	7,500	2,500	25.35	8/03/16
	8/15/07	5,000	5,000	30.28	8/15/17
	8/26/08	3,000	9,000	27.10	8/26/18
	10/14/09	0	14,000	24.94	10/14/19

(a)	All options become exercisable 25% one year after the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant.
(b)	All options expire ten years after the date of grant.

Option Exercises in 2010 Fiscal Year

The following table provides information regarding the pre-tax value realized from the exercise of stock options by the named executive officers during the Company’s last fiscal year. The table provides no information regarding stock awards because the Company does not award stock to any of its executive officers or to any of its other employees.

	Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($) (a)
Brian E. Shore (b)	60,000	$322,098
P. Matthew Farabaugh	-0-	-0-
Stephen E. Gilhuley	4,500	9,352
Anthony W. DiGaudio	-0-	-0-
Margaret M. Kendrick	-0-	-0-

(a)	The Company has not granted stock appreciation rights. Value realized equals market value of the underlying shares of Common Stock on the date of exercise, which is the reported closing price of the Common Stock on the New York Stock Exchange on such date, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.
(b)	Mr. Shore exercised an option to purchase 60,000 shares of Common Stock of the Company on June 10, 2009 because the option, which had been granted on June 15, 1999, was scheduled to expire on June 15, 2009.

Equity Compensation Plan Information

The following table provides information as of the end of the Company’s most recent fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders (a)	1,018,095	$24.89	933,031
Equity compensation plans not approved By security holders (a)	-0-	-0-	-0-
Total	1,018,095	$24.89	933,031

(a)	The Company’s only equity compensation plans are its 2002 Stock Option Plan, which was approved by the Company’s shareholders in July 2002, and its 1992 Stock Option Plan, which was approved by the Company’s shareholders in July 1992. Authority to grant additional options under the 1992 Plan expired on March 24, 2002, and all options granted under the 1992 Plan will expire in March 2012 or earlier; and authority to grant additional options under the 2002 Plan will expire on May 21, 2018, and all options granted to date under the 2002 Plan will expire in October 2019 or earlier.

Pension Benefits and Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

The Company does not have a defined benefit pension plan and does not provide pension benefits for its executive officers or for any of its other employees, and the Company does not have any non-qualified supplemental pension, defined contribution or other deferred compensation plan for its executive officers or for any of its other employees.

Employment, Severance and Change-in-Control Agreements

The Company does not have employment agreements or employment termination or severance agreements or change-of-control agreements with any of its executive officers or any of its other employees. All of the Company’s executive officers and other employees are employees-at-will, meaning that either the employee or the Company may terminate the employee’s employment at any time for any reason or for no stated reason and with or without an explanation.

Transactions with Related Persons

The Company’s Related Person Transactions Policy provides that any transaction between the Company and any director or executive officer of the Company or any beneficial owner of more than 5% of any class of the Company’s voting securities or any immediate family member of a director or executive officer of the Company or such beneficial owner, in which the amount involved exceeds $120,000, requires the approval of the Company’s general counsel or chief executive officer and the Board. The Company’s Related Person Transactions Policy is available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes”.

During the last fiscal year, Brian E. Shore, the Company’s Chief Executive Officer, from time to time used an aircraft owned by him to conduct business on behalf of the Company. The Company paid Mr. Shore an aggregate of $220,600 as reimbursement for a portion of the costs associated with the use of this aircraft for Company business. The Board believes that the amounts paid by the Company to Mr. Shore as reimbursement for use of this aircraft for Company business were substantially less than the amounts that the Company would have paid for the use of a similar aircraft owned by an independent third-party. The Board also believes that such amounts reimbursed to Mr. Shore were substantially less than the variable and fixed costs incurred by Mr. Shore and attributable to such use of this aircraft and substantially less than the costs associated with the type of aircraft owned by Mr. Shore provided by an independent aircraft expert and that the use of Mr. Shore’s aircraft for Company business inured to the benefit of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included elsewhere in this Proxy Statement with management of the Company; and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Dale Blanchfield, Chairman Lloyd Frank Steven T. Warshaw

Compensation Committee Interlocks and Insider Participation

Brian E. Shore, a director of the Company who is also President and Chief Executive Officer of the Company, participated in deliberations of the Board relating to the amount of the Company’s contribution to the Profit Sharing Plan for the Company’s 2009 fiscal year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year, which ends February 27, 2011, to audit the consolidated financial statements of the Company and its subsidiaries for the 2011 fiscal year and the Company’s internal control over financial reporting; and the Board is requesting ratification of such appointment by the shareholders at the Meeting. Grant Thornton LLP was the Company’s independent registered public accounting firm for the last fiscal year and has been the Company’s independent registered public accounting firm since March 1, 2004. If this appointment is not ratified by the holders of a majority of the shares voting in person or by proxy at the Meeting, the Audit Committee will consider appointing another independent registered public accounting firm. The Audit Committee may terminate the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm without the approval or ratification of the Company’s shareholders whenever the Audit Committee considers such termination to be appropriate. A representative of Grant Thornton LLP is expected to be present at the Meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued for audit, audit-related, tax and all other services rendered by Grant Thornton LLP for the last two fiscal years ended February 28, 2010 and March 1, 2009:

	2010	2009
Audit Fees (a)	$796,345	$926,247
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
	$796,345	$926,247

(a)	Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Company’s subsidiaries and the audit of the Company’s internal control over financial reporting.

The services performed by Grant Thornton were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

Audit Committee Pre-Approval Policy

The policy of the Audit Committee is to require that all services to be provided to the Company by the Company’s auditor must be approved by the Audit Committee before such services are provided by the auditor.

Vote Required

Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares casting votes present in person or represented by proxy on this proposal at the Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

The Board recommends that shareholders vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the ratification of such appointment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 2010 fiscal year, except that Messrs. Blanchfield, Frank, Shore, Warshaw, Farabaugh, Gilhuley and DiGaudio and Ms. Kendrick did not file their Form 4 Statements of Changes in Beneficial Ownership of Securities in a timely manner reporting their acquisitions of stock options from the Company on October 14, 2009. Such Form 4 Statements were filed on October 22, 2009 by Messrs. Blanchfield, Frank, Shore and Warshaw and on October 26, 2009 by Messrs. Farabaugh, Gilhuley and DiGaudio and Ms. Kendrick.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 21, 2011. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company’s principal executive offices by April 21, 2011. The Company’s By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 21, 2011 and not earlier than March 22, 2011.

OTHER MATTERS

Audit Committee Report

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Board of Directors has determined that all members of the Audit Committee are “independent”, as required by the current rules of the New York Stock Exchange. The Committee functions pursuant to a Charter that has been adopted by the Board, as required by rules of the New York Stock Exchange.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended February 28, 2010 with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for the 2010 fiscal year. The Audit Committee has also received from the independent registered public accounting firm a letter pursuant to Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, AU 380, as currently in effect, and has discussed the matters referred to in such letter with such firm. The Audit Committee has also received the written communication regarding independence from Grant Thornton LLP required under the rules of the Public Company Accounting Oversight Board and has discussed with Grant Thornton LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining such firm’s independence and has discussed with Grant Thornton LLP their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements for the fiscal year ended February 28, 2010 has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 for filing with the Securities and Exchange Commission.

Audit Committee
Lloyd Frank, Chairman Dale Blanchfield Steven T. Warshaw

Directors’ and Officers’ Liability Insurance

The Company has for many years maintained directors’ and officers’ liability insurance and fiduciary liability insurance covering the directors and officers of the Company and its subsidiaries against certain claims arising out of their service to the Company and its subsidiaries and to certain employee benefit plans of the Company and its subsidiaries. The current directors’ and officers’ liability insurance policy runs for a period of one year expiring May 17, 2011 at a total cost of $164,512; and the current fiduciary liability insurance policy runs for a period of one year expiring May 17, 2011 at a cost of $12,500.

Proxy Solicitation

The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, telephone, electronic-mail, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $7,500, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

Director Candidates

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also consider the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee considers a candidate’s experiences, skills, expertise, diversity, character, business judgment, dedication, time availability in light of other commitments, potential conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. While the Nominating Committee does not have a diversity policy, it considers diversity of knowledge, skills, professional experience, education and background in industries relevant to the Company, as factors as it evaluates director candidates.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board — for example, retirement as a CEO or CFO of a public company. As described above, the Nominating Committee will also consider candidates recommended by shareholders.

When a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Communications with Directors

The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, including the non-management directors as a group, by mail. To communicate with the Board of Directors, any individual director or the non-management directors, correspondence should be addressed to the Board of Directors or any such individual director or the non-management directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at the Company’s office at 48 South Service Road, Melville, New York 11747.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the directors of the Company. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or the non-management directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group to which the communication is addressed.

Code of Ethics and Business Conduct

For more than forty years, the Company has maintained basic corporate rules and guidelines agreed to in writing by its chief executive officer and its business unit presidents and controllers. Such rules and guidelines cover such matters as personnel guidelines, transactions with suppliers, conflicts of interest and business ethics, transactions with relatives and friends, cash control and consolidations, capital expenditures, disposal of property, plant, equipment and inventory, insurance programs, legal matters and contracts, credit and collections, unusual business transactions and special charges and transfer charges, inventory levels, weekly and monthly financial reports and annual business plans, employee safety and environmental matters.

The Board has adopted a Code of Ethics for the Company’s chief executive officer, chief financial officer and controller, and as required by rules of the New York Stock Exchange, the Board has adopted a Code of Business Conduct and Ethics for the Company’s directors, officers and employees. Substantially all of the matters required to be addressed in the Code of Ethics and Code of Business Conduct and Ethics have been addressed in the corporate rules and guidelines which the Company has maintained since 1967, although the Code of Business Conduct and Ethics applies to all directors, officers and employees of the Company and its subsidiaries.

The Company’s Code of Ethics and the Company’s Code of Business Conduct and Ethics are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes” as required by rules of the New York Stock Exchange and the Securities and Exchange Commission. In addition, copies of the Company’s Code of Ethics and Code of Business Conduct and Ethics are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s web site at the above internet address.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes” as required by rules of the New York Stock Exchange and are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747.

Other Matters to be Presented to the Meeting

The Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Meeting, including matters incident to the conduct of the Meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

Annual Report

The Annual Report, including financial statements, of the Company for the fiscal year ended February 28, 2010 is enclosed herewith but is not a part of the proxy soliciting material.

By Order of the Board of Directors,
Stephen E. Gilhuley
Executive Vice President,
Secretary and General Counsel

Dated: June 21, 2010

PROXY CARD	PARK ELECTROCHEMICAL CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JULY 20, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The validity of this proxy card is governed by the New York Business Corporation Law. This proxy does not revoke any prior powers of attorney except for proxies given in connection with the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company's 2010 Annual Report and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please date and sign exactly as name appears              Dated:           , 2010
hereon. Executors, administrators, trustees, etc.
should so indicate when signing. If shares are
held jointly, both owners should sign.

(Signature(s) of Shareholder(s))

The undersigned hereby constitutes and appoints LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at the offices of the Company, 48 South Service Road, Melville, New York on July 20, 2010 at 11:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

1. ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below).

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

DALE BLANCHFIELD, LLOYD FRANK, EMILY J. GROEHL, BRIAN E. SHORE and STEVEN T. WARSHAW

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write the nominee’s name in the space provided below.)

2. RATIFICATION OF APPOINTMENT of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2011.

☐ FOR                  ☐ AGAINST            ☐ ABSTAIN

3. The transaction of such other business as may properly come before the meeting.

Detach above card, sign, date and mail in postage paid envelope provided.
PARK ELECTROCHEMICAL CORP.
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